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                                                                    Exhibit (10)
                                                 April 27, 1998



CIGNA Funds Group
950 Winter Street
Waltham, Massachusetts 02154

Ladies and Gentlemen:

        Reference is made to Post-Effective Amendment No. 56 to the Registration Statement of CIGNA Funds Group (the "Trust") on Form N-1A (Registration No. 2-29020) filed with the Securities and Exchange Commission with respect to the CIGNA Money Market Fund, CIGNA Treasury Obligations Cash Fund, CIGNA Government Obligations Cash Fund, CIGNA Government Securities Fund, CIGNA Income Fund, CIGNA High Yield Fund, CIGNA S&P 500 Index Fund, each a series of the Trust, and specifically to Item 24(b) thereof. We hereby consent to the incorporation by reference therein of our opinion, dated June 27, 1996 filed as Exhibit (10) to Post-Effective Amendment No. 54 to such Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP